Exhibit 5.1

March 5, 2012

Pinnacle Entertainment, Inc.

8918 Spanish Ridge Avenue

Las Vegas, Nevada 89148

Ladies and Gentlemen:

We have acted as special counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the subsidiaries of the Company indicated on the Registration Statement as being additional registrants (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) on March 5, 2012 under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the issuance and sale from time to time by the Company (and, with respect to the Guarantees (as defined below), by the Subsidiary Guarantors), on a immediate, delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company at principal amounts, prices and on terms to be determined at the time of offering: (i) one or more series of debt securities which may take the form of senior debt securities (the “Senior Debt Securities”) or senior subordinated debt securities (“Senior Subordinated Debt Securities”), subordinated debt securities (“Subordinated Debt Securities,” and together with the Senior Debt Securities and Senior Subordinated Debt Securities, the “Debt Securities”), (ii) shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”), in one or more classes or series; (iii) shares of common stock, $0.10 par value per share, of the Company, together with associated stock protection rights or similar rights, if applicable (“Common Stock”); (iv) depositary shares representing fractional shares of the Preferred Stock or other equity stock of the Company (“Depositary Shares”); (v) warrants to purchase any of the securities described in clauses (i) to (iv) (collectively, the “Warrants”); (vi) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the “Debt Guarantees”); (vii) purchase contracts obligating holders to purchase the Company’s securities at a future date or dates (“Purchase Contracts”); and (viii) units (“Units”) consisting of one or more securities referenced above. The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Debt Guarantees, the Units and the Purchase Contracts are collectively referred to herein as the “Offered Securities.”

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Each series of Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities, and any Debt Guarantees related thereto, will be issued pursuant to (i) a senior indenture (the “Senior Debt Indenture”), substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference, as the case may be, in each case, proposed to be entered into among the Company, the Subsidiary Guarantors identified therein and a financial institution to be named therein, as trustee, (ii) a senior subordinated indenture (the “Senior Subordinated Debt Indentures”), (A) the form of which has been filed as an exhibit to the Registration Statement, as may be amended or supplemented from time to time in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, as the case may be, proposed to be entered into among the Company, the Subsidiary Guarantors identified therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), in connection with the issuance of the Senior Subordinated Debt Securities or (B) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference, as the case may be, proposed to be entered into among the Company, the Subsidiary Guarantors identified therein and a financial institution to be named therein, as trustee, or (iii) a subordinated indenture the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture and the Senior Subordinated Debt Indentures, the “Indentures,” and each an “Indenture”), substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference, as the case may be, proposed to be entered into among the Company, the Subsidiary Guarantors identified therein and a financial institution to be named therein, as trustee.

Each Depositary Share will be issued pursuant to a deposit agreement (a “Deposit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference. Each Purchase Contract will be issued pursuant to a purchase contract agreement (a “Purchase Contract Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated

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into the Registration Statement by reference. Each Unit will be issued pursuant to a unit agreement (a “Unit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference.

In connection with this opinion we have examined the Registration Statement and the form of Senior Subordinated Debt Indenture filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and factual representations of officers and other representatives of the Company, the Subsidiary Guarantors and others. With respect to an offering of Senior Debt Securities and related Debt Guarantees, Senior Subordinated Debt Securities and related Debt Guarantees, Subordinated Debt and related Debt Guarantees, Warrants, Purchase Contracts, Depositary Shares or Units, we have assumed that the related Indenture, Warrant Agreement, Purchase Contract Agreement, Deposit Agreement or Unit Agreement, as applicable, will be governed by the laws of the State of New York or the State of Delaware.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with the requirements of all applicable laws, in the manner presently proposed.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities offered under an Indenture, when such series of Debt Securities has been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon

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payment of the agreed-upon consideration therefor, such series of Debt Securities, when issued and sold in accordance with the Indenture, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to the Debt Guarantees, when the related Debt Securities are duly executed, delivered and authenticated in accordance with the Indentures under which they are issued and when payment of the agreed-upon consideration therefor is received, then, upon the happening of such events, such Debt Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms.

3. With respect to the shares of any series of Preferred Stock, when the Certificate of Designations (as hereinafter defined) has been duly filed with the Secretary of State of the State of Delaware, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

4. With respect to the shares of Common Stock, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

5. With respect to any offering of Depositary Shares, such Depositary Shares will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any series of Warrants, such Warrants will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7. With respect to any series of Purchase Contracts, such Purchase Contracts will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to any series of Units, such Units will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Offered Securities pursuant to the Registration Statement: (i) the board of directors or similar governing body of the Company or the Subsidiary Guarantors, including any appropriate committee appointed thereby, and appropriate officers of the Company or

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Subsidiary Guarantors shall have duly established the terms of the Offered Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities and related matters (including without limitation with respect to Offered Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designations (the “Certificate of Designations”) in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and such authorizations and actions have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the Certificate of Incorporation, the Bylaws, Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement or Unit Agreement (collectively, the “Applicable Agreements”), and any other relevant agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws (subject to the further assumption that the Certificate of Incorporation and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Offered Securities and any certificates or receipts representing the interests in the relevant Offered Securities, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; (iv) the Indenture relating to any series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939, as amended (and a Form T-1 shall have been properly filed with the Commission), and shall have been duly executed and delivered pursuant to the terms of such Indenture; (v) the Registration Statement (including all necessary post-effective amendments) will have been declared, or otherwise have become, effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (vi) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vii) the Offered Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (viii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto; (ix) in the case of an Deposit Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement or

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Certificate of Designations, or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein; and (x) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities related to the Offered Securities are obtained.

The opinions set forth above (except for the opinions set forth in paragraphs 3 and 4 above) are subject to the following additional exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought; (c) public policy considerations which may limit the rights of parties to obtain remedies; (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (e) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indentures; (f) the unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable; (g) we express no opinion with respect to any provisions of the Debt Securities or the Indentures that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (h) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (i) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; (j) we express no opinion regarding the effectiveness of any waiver in respect of any of the Offered Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonably specificity; (k) we express no opinion on the effect on the enforceability of the Debt Guarantees against any Subsidiary Guarantor of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Subsidiary Guarantor, and we also express no opinion as to the effectiveness of any waiver of any such defense by any Subsidiary Guarantor; (l) the Offered Securities being offered, issued and sold solely in the manner stated in the Registration Statement, any appropriate prospectus supplement or other offering material; and (m) in the case of the Warrant Agreement, the Warrants, the Deposit Agreement, the Depositary Shares, the Purchase Contracts, the Debt Guarantees, any Certificates of Designations, any Units, any

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underwriting agreement and any other agreements or instruments pursuant to which any Offered Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the Indenture), that such agreements or instruments shall, if necessary, have been duly filed as exhibits to the Registration Statement or duly incorporated therein by reference and that there shall be no terms or provisions contained therein that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.

To the extent that the obligations of the Company under an Indenture or any related document may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in activities contemplated by the Indenture and each such other document; that the Indenture and each other document to which the Trustee is a party has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture and under any other document, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture and each such other document. We also note that in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the Trustee or debt securityholder impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, (ii) the Trustee or debt securityholder elects remedies for default that impair the subrogation rights of the guarantor against the borrower, (iii) the guaranteed debt is materially modified, or (iv) the Trustee or debt securityholder otherwise takes action under the Applicable Agreements that materially prejudices the guarantor

This opinion letter is limited to the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the laws of the State of New York.

This opinion is intended to be filed as an exhibit to the Registration Statement. We consent to the use of our name under the caption “Legal Matters” in the Registration Statement and prospectus and any amendments thereto. In giving such consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ IRELL & MANELLA LLP